UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 2, 2014, American Airlines, Inc. announced the pricing of its offering of approximately $957 million aggregate amount of Class A and Class B enhanced equipment trust certificates. The press release announcing the pricing of this offering is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of September 2, 2014, among Goldman, Sachs & Co., as the representative of the underwriters named therein, American Airlines, Inc. and Crédit Agricole Corporate and Investment Bank, acting through its New York Branch, as Depositary

23.1	Consent of Aircraft Information Services, Inc.

23.2	Consent of BK Associates, Inc.

23.3	Consent of Morten Beyer & Agnew, Inc.

99.1	Press Release, dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: September 3, 2014	By:	/s/ Kenneth W. Wimberly, Jr.
Kenneth W. Wimberly, Jr.
Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated as of September 2, 2014, among Goldman, Sachs & Co., as the representative of the underwriters named therein, American Airlines, Inc. and Crédit Agricole Corporate and Investment Bank, acting through its New York Branch, as Depositary

23.1	Consent of Aircraft Information Services, Inc.

23.2	Consent of BK Associates, Inc.

23.3	Consent of Morten Beyer & Agnew, Inc.

99.1	Press Release, dated September 3, 2014